Exhibit 99.1

NOT FOR IMMEDIATE RELEASE
SEQUA CORPORATION AGREES TO BE ACQUIRED BY THE CARLYLE GROUP
Company Stockholders to Receive $175.00 per Share in Cash;
Transaction Valued at $2.7 Billion
New York, NY and Washington, DC — July 9, 2007 — Sequa Corporation (NYSE: SQA.A and SQA.B) (“Sequa”), a diversified manufacturer with seven discrete operating units, and global private equity firm The Carlyle Group (“Carlyle”) today announced the execution of a definitive merger agreement under which Carlyle will acquire Sequa in a transaction valued at $2.7 billion. Under the terms of the merger agreement, Carlyle will acquire all of the outstanding Class A and Class B shares of Sequa for $175.00 per share in cash, a premium of 54% to the closing prices of Sequa’s Class A and Class B shares on July 6, 2007.
Gail A. Binderman, Chairman of the Board of Sequa, said, “Today’s announcement is the result of a careful and thorough analysis conducted by our Board of Directors and a Transaction Committee of independent directors established by the Board to oversee the evaluation process. This Company, which was created by my father, Norman E. Alexander, more than five decades ago, has thrived by following the principles he established and the standards he set. Consistent with his ideals and his lifelong commitment to this Company, we made this decision because we felt that it was the best way to deliver maximum value to our stockholders. Carlyle has a demonstrated track record of investing in and improving the companies it acquires and has great financial and operational expertise. Our Board unanimously supports becoming a part of the Carlyle family and recommends that our stockholders vote in favor of this transaction.”
Dr. Martin Weinstein, Chief Executive Officer, said, “On behalf of the Board and senior management, I would like to thank the employees of Sequa for enabling us to achieve excellence in so many areas. Carlyle will help us take Sequa to the next level as we continue to offer our customers the great service they’ve come to expect.”
Peter Clare, Carlyle Managing Director and Head of the Global Aerospace and Defense sector team, stated, “Sequa is an outstanding business thanks to the solid foundation the Alexander family has created and due to the high quality of the Company’s existing management team. We look forward to working with Marty Weinstein and the rest of the senior management team to continue Sequa’s growth.”
Adam Palmer, Carlyle Managing Director, added, “We are impressed by the advanced technology and industry leadership positions Sequa maintains in multiple sectors. Carlyle is uniquely positioned with deep industry expertise across these various businesses to support the future plans of the Company. We have a proven track record of working with diversified companies and are committed to working with Sequa to extend its market reach through both internal and external growth strategies.”
The Board of Directors of Sequa and the Transaction Committee unanimously approved the transaction and recommend that Sequa stockholders adopt the merger agreement with Carlyle. A special meeting of Sequa’s stockholders will be held as soon as practicable after the preparation and filing of a proxy statement with the Securities and Exchange Commission.
The executors of the estate of Norman E. Alexander and certain entities owned or controlled by them, holding in the aggregate Class A and Class B shares representing approximately 54% of the outstanding voting power of the Company, have entered into a voting agreement under which they have agreed to vote all of their shares in favor of the transaction. Subsequent to the completion of the transaction, the estate expects that substantially all of the net sale proceeds received by the estate will fund a charitable trust.
The merger is subject to the approval of Sequa stockholders and customary closing conditions and regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Under the terms of the merger agreement, Sequa may solicit acquisition proposals from third parties until August 23, 2007. The transaction is expected to close in the fourth quarter of 2007. The acquisition will be financed through a combination of equity contributed by investment funds affiliated with Carlyle and external debt financing provided by Lehman Brothers, Citigroup and JP Morgan. The completion of the transaction is not contingent upon Carlyle obtaining financing.
Evercore Group L.L.C.is acting as financial advisor to Sequa, and Cahill Gordon & Reindel is acting as legal advisor to the Company. Lehman Brothers, Citigroup and JPMorgan are acting as financial advisors to Carlyle, and Latham & Watkins is acting as Carlyle’s legal advisor. Debevoise & Plimpton and Hartman & Craven are acting as legal advisors to the Alexander family.
About Sequa
Sequa Corporation is a diversified manufacturer with operations organized around seven discrete operating units in the following industries: aerospace, automotive, metal coating, specialty chemical, industrial machinery, and other products. For additional information visit www.sequa.com.
About The Carlyle Group
The Carlyle Group is a global private equity firm with $58.5 billion under management. Carlyle invests in buyouts, venture and growth capital, real estate and leveraged finance in Asia, Europe and North America, focusing on aerospace & defense, automotive & transportation, consumer & retail, energy & power, healthcare, industrial, infrastructure, technology & business services and telecommunications & media. Since 1987, the firm has invested $28.3 billion of equity in 636 transactions for a total purchase price of $132.0 billion. The Carlyle Group employs more than 800 people in 18 countries. In the aggregate, Carlyle portfolio companies have more than $87 billion in revenue and employ more than 286,000 people around the world. www.carlyle.com.

Forward-Looking Statements
Statements in this press release regarding the proposed merger, the expected effects, timing and completion of the proposed merger and any other statements about the Company’s future expectations, beliefs, goals, plans or prospects constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act and Section 21E of the Exchange Act). All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. These statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and estimates expressed or implied in such forward-looking statements. Risk factors, cautionary statements and other conditions which could cause the Company’s actual results to differ from management’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Company undertakes no obligation to update any statement to reflect events or circumstances that may arise after the date of this press release, except as required by securities laws.
In addition to the risks and uncertainties set forth in the Company’s reports or periodic reports filed with the Securities and Exchange Commission, the proposed merger could be affected by, among other things, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against the Company and others related to the merger agreement; failure to obtain stockholder approval or any other failure to satisfy other conditions required to complete the merger, including required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the amount of the costs, fees, expenses and charges related to the merger and the execution of certain financings that will be obtained to consummate the merger; and the impact of the substantial indebtedness incurred to finance the consummation of the merger.
Important Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger and required stockholder approval, the Company will file relevant materials with the Securities and Exchange Commission, including a proxy statement on Schedule 14A, which will be mailed to the stockholders of the Company. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by the Company at the Securities and Exchange Commission’s web site at www.sec.gov.
The proxy statement and other relevant documents may also be obtained for free from the Company by directing such request to the office of the Corporate Secretary at 212-986-5500.

Participants in the Solicitation
The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers was included in the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 13, 2007, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from the Company by directing such request to the address provided in the section above.
CONTACTS:
For Sequa:
Joele Frank / Marin Kaleya
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
For Carlyle:
Chris Ullman
(202) 729-5450
Chris.ullman@carlyle.com
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